Exhibit 10.3

SECURITY AGREEMENT

This Security Agreement (“Agreement”) is made this date by and between Lance Ayers (“Shareholder”) and Noel Noel, Ltd. (“Secured Party”).

Section 1. Grant of Security Interest. Shareholder, in consideration of the indebtedness described in this Agreement, hereby grants, conveys, and assigns to Secured Party a security interest in all of Shareholder’s existing and future right, title and interest in, to and under the property listed in Section 2 of this Agreement. This security interest is granted to the Secured Party to (a) secure the payment of the indebtedness evidenced by Shareholder’s promissory note payable to Secured Party dated April 14, 2009 (the “Note”) in the aggregate principal sum of $150,000 with interest thereon, and all renewals, extensions, and modifications of the Note; (b) the payment, performance and observance of all obligations, covenants and agreements to be paid, performed or observed by Shareholder under that certain Stock Purchase Agreement dated April 1, 2009, by and between Shareholder and Secured Party (“Stock Purchase Agreement”); (c) the payment of all other sums, with interest thereon, advanced under the terms of this Agreement; and (d) the performance of the agreements and warranties of Shareholder contained in this Agreement or the Stock Purchase Agreement, as the case may be.

Section 2. Property. The property subject to the security interest (“Collateral”) is:

2.1 Common Stock of the Company. The Collateral shall consist of 4,500,000 shares of common stock, $0.00001 par value per share, of Real Estate Referral Center, Inc., a Nevada corporation with its principal offices located in Dallas, Texas, (“Company”) registered in the name of Shareholder.

2.2 Proceeds. All proceeds of the sale or other disposition of any of the Collateral described or referred to in Sections 2.1. Sale or disposition of the Collateral is prohibited pursuant to Section 4 of this Agreement.

Section 3. Covenants of Shareholder. The Shareholder agrees and covenants as follows:

3.1 Payment of Principal and Interest. The Shareholder shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, any prepayment and late charges provided in the Note, and all other sums secured by this Agreement.

3.2 Authority. The execution, delivery, and performance of this Agreement, the Stock Purchase Agreement, and the execution and payment of the Note are within Shareholder’s powers, and are not in contravention of law or the terms of any indenture, agreement, or undertaking to which the Shareholder is a party or by which he is bound.

3.3 Ownership of Collateral. The Shareholder is the sole owner of the Collateral and will defend the Collateral against the claims and demands of all other persons at any time claiming the same or any interest therein.

Section 4. Sale of Collateral Prohibited. Except in favor of Secured Party hereunder, the Shareholder shall not sell, encumber, pledge, mortgage, assign, grant a security interest in, or otherwise transfer the Collateral without the written consent of the Secured Party.

Section 5. Intentionally Deleted.

Section 6. Taxes and Assessments. The Shareholder will pay or cause to be paid promptly when due all taxes and assessments on the Collateral, this Agreement, the Stock Purchase Agreement, and the Note. The Shareholder may, however, withhold payment of any tax assessment or claim if a good faith dispute exists as to the obligation to pay and, notwithstanding anything in this Agreement, the Stock Purchase Agreement or the Note to the contrary, the Shareholder will not have any obligation to pay taxes imposed on the income of Secured Party as a result of the transaction contemplated herein or therein or otherwise.

Section 7. Application of Payments. Unless applicable law provides otherwise, all payments received by the Secured Party from the Shareholder under the Note and this Agreement shall be applied by the Secured Party in the following order of priority: (i) interest payable on the Note in the manner provided therein; (ii) principal of the Note in the manner provided therein; and (iii) any other sums secured by this Agreement in such order as the Secured Party, at the Secured Party’s option, may determine.

Section 8. Protection of Secured Party’s Security. Following the occurrence and during the continuance of an Event of Default, if the Shareholder fails to perform the covenants and agreements contained or incorporated in this Agreement or the Stock Purchase Agreement, as applicable, or if any action or proceeding is commenced which affects the Collateral or title thereto or the interest of the Secured Party therein, including, but not limited to insolvency or proceedings involving bankruptcy, then the Secured Party, at the Secured Party’s option, may make such appearance, disburse such sums, and take such action as the Secured Party deems necessary, in its sole discretion, to protect the Secured Party’s security interest, including but not limited to disbursement of attorneys’ fees. Any amounts disbursed by Secured Party pursuant to this Section following the occurrence and during the continuance of an Event of Default, with interest thereon, shall become additional indebtedness of the Shareholder secured by this Agreement. Nothing contained in this Section shall require the Secured Party to incur any expense or take any action.

Section 9. Shareholder and Lien Not Released. From time to time, the Secured Party may, at the Secured Party’s option, without giving notice to or obtaining the consent of the Shareholder, or the Shareholder’s successors or assigns or of any other lien holder or Shareholder, without liability on the Secured Party’s part, and notwithstanding the Shareholder’s breach of any covenant or agreement of the Shareholder in this Agreement or the Stock Purchase Agreement, as applicable, extend the time for payment of said indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal Note or Note therefor, release from the lien of this Agreement any part of the Collateral, take or release other or additional security, reconvey any part of the Collateral, join in any extension or subordination agreement, and agree in writing with the Shareholder to modify the rate of interest or period of amortization of the Note or change the amount of any installments payable thereunder. Any actions taken by the Secured Party pursuant to the terms of this Section shall not affect the obligation of the Shareholder or the Shareholder’s successors or assigns to pay the sums secured by this Agreement and to observe the covenants of the Shareholder contained herein, and shall not affect the lien or priority of lien hereof on the Collateral.

Section 10. Forbearance by Secured Party Not a Waiver. Any forbearance by the Secured Party in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by the Secured Party of payment of any sum secured by this Agreement after the due date of such payment shall not be a waiver of the Secured Party’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes, rents or other liens or charges by the Secured Party shall not be a waiver of the Secured Party’s right to accelerate the maturity of the indebtedness secured by this Agreement, nor shall the Secured Party’s receipt of any awards, proceeds or damages as provided in this Agreement operate to cure or waive the Shareholder’s default in payment of sums secured by this Agreement.

Section 11. Uniform Commercial Code Security Agreement. This Agreement is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and the Shareholder hereby grants the Secured Party a security interest in said items pursuant to Section 1 of this Agreement. The Shareholder agrees that the Secured Party may file any appropriate document in the appropriate index as a financing statement for any of the items specified above as part of the Collateral. In addition, the Shareholder agrees to deliver to the Secured Party, upon the Secured Party’s request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement in such form as the Secured Party may reasonably require to perfect a security interest with respect to said items. The Shareholder shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements the Secured Party may reasonably require. Without the prior written consent of the Secured Party, the Shareholder shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in the Collateral, including replacements and additions thereto. Upon the occurrence of an Event of Default, the Secured Party shall have the remedies of a secured party under the Uniform Commercial Code and, at the Secured Party’s option, may also invoke the other remedies provided in this Agreement as to such items. In exercising any of said remedies, the Secured Party may proceed against the items specified above as part of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of the Secured Party’s remedies under the Uniform Commercial Code or of the other remedies provided in this Agreement.

Section 12. Events of Default. The Shareholder shall be in default under this Agreement when any of the following events or conditions occurs (each, an “Event of Default”):

12.1 An Event of Default (as defined in the Note) shall have occurred under the terms and conditions of the Note.

12.2 The Shareholder fail to comply with any term, obligation, covenant, or condition contained in this Agreement or in the Stock Purchase Agreement, as applicable, and such failure remains uncured for 10 days after notice by Secured Party to the Shareholder, as applicable, is received by Shareholder.

12.3 Any warranty, covenant, or representation made to the Secured Party by the Shareholder under this Agreement or under the Stock Purchase Agreement, as applicable, proves to have been false in any material respect when made or furnished.

12.4 Any levy, seizure, attachment, lien, or encumbrance of or on the Collateral which is not discharged by the Shareholder within 60 days or, any sale, transfer, or disposition of any interest in the Collateral, without the written consent of the Secured Party.

Section 13. Acceleration in Case of Shareholder’s Insolvency. If the Shareholder voluntarily files a petition under the federal Bankruptcy Act, as such Act may from time to time be amended, or under any similar or successor federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or files an answer in an involuntary proceeding admitting insolvency or inability to pay debts, or if the Shareholder is adjudged as bankrupt, or if a trustee or receiver is appointed for the Shareholder’s property, or if the Collateral becomes subject to the jurisdiction of a federal bankruptcy court or similar state court in any proceeding not dismissed within 60 days, or if the Shareholder makes an assignment for the benefit of its creditors, or if there is an attachment, receivership, execution or other judicial seizure, then the Secured Party may, at the Secured Party’s option, declare all of the sums secured by this Agreement to be immediately due and payable without prior notice to the Shareholder, and the Secured Party may invoke any remedies permitted by this Agreement. Any attorneys’ fees and other expenses incurred by the Secured Party in connection with the Shareholder’s bankruptcy or any of the other events described in this Section shall be additional indebtedness of the Shareholder secured by this Agreement.

Section 14. Rights of Secured Party. Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have the following rights and remedies:

14.1 The Secured Party may require the Shareholder to assemble the Collateral and make it available to the Secured Party at the place to be designated by the Secured Party which is reasonably convenient to both parties. The Secured Party may sell all or any part of the Collateral as a whole or in parcels either by public auction, private sale, or other method of disposition. The Secured Party may bid at any public sale on all or any portion of the Collateral. The Secured Party shall give the Shareholder reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least 10 days before the time of the sale or other disposition shall be conclusively presumed to be reasonable.

14.2 Notwithstanding any provision of this Agreement, the Secured Party shall be under no obligation to offer to sell the Collateral if it complies with Section 14.3 below. In the event the Secured Party offers to sell the Collateral, the Secured Party will be under no obligation to consummate a sale of the Collateral if, in its reasonable business judgment, none of the offers received by it reasonably approximates the fair value of the Collateral.

14.3 In the event the Secured Party elects not to sell the Collateral, the Secured Party may elect to follow the procedures set forth in the Uniform Commercial Code for retaining the Collateral in satisfaction of the Shareholder’s obligation, subject to Shareholder’s rights under such procedures.

14.4 In addition to the rights under this Agreement and the Stock Purchase Agreement, the Secured Party shall be entitled to the appointment of a receiver for the Collateral as a matter of right whether or not the apparent value of the Collateral exceeds the outstanding principal amount of the Note and any receiver appointed may serve without bond. Employment by the Secured Party shall not disqualify a person from serving as receiver.

Section 15. Waiver of Marshalling. Notwithstanding the existence of any other security interest in the Collateral held by the Secured Party or by any other party, the Secured Party shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided by this Agreement. The Secured Party shall have the right to determine the order in which any or all portions of the indebtedness secured by this Agreement are satisfied from the proceeds realized upon the exercise of the remedies provided in this Agreement. The Shareholder, any party who consents to this Agreement, and any party who now or hereafter acquires a security interest in the Collateral and who has actual or constructive notice of this Agreement, hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or by this Agreement.

Section 16. Provisions of Agreement. All amounts due the Secured Party pursuant to the Stock Purchase Agreement shall be indebtedness of the Shareholder secured by this Agreement. All sums disbursed by the Secured Party following the occurrence and during the continuance of an Event of Default to protect the security of this Agreement and the Stock Purchase Agreement up to the principal amount of the Note shall be treated as disbursements pursuant to such Agreements. All such sums shall bear interest from the date of disbursement at the rate stated in the Note, unless collection from the Shareholder of interest at such rate would be contrary to applicable law in which event such amount shall bear interest at the highest rate which may be collected from the Shareholder under applicable law. In case of an Event of Default, the Secured Party at the Secured Party’s option (i) may invoke any of the rights or remedies provided in this Agreement, (ii) may accelerate the sums secured by this Agreement, or (iii) may do both.

Section 17. Remedies Cumulative. Each remedy provided in this Agreement and the Stock Purchase Agreement is distinct and cumulative to all other rights or remedies under this Agreement and the Stock Purchase Agreement or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

Section 18 No Recourse. This Agreement, the Stock Purchase Agreement and the Note are “non-recourse” against the Shareholder. Accordingly, notwithstanding anything herein, in the Stock Purchase Agreement or in the Note to the contrary, Secured Party shall not enforce the liability and obligation of Shareholder to perform and observe the obligations contained in this Agreement, the Stock Purchase Agreement or the Note by any action or proceeding wherein a money judgment shall be sought against Shareholder, except that Secured Party may bring a foreclosure action to enable Secured Party to enforce and realize upon the interest in the Collateral created by this Agreement; provided, however, that any judgment in any such action shall be enforceable against Shareholder only to the extent of the Collateral given to Secured Party. Secured Party, by accepting this Agreement, the Stock Purchase Agreement or the Note agrees that it shall not sue for, seek or demand any deficiency judgment against Shareholder in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Stock Purchase Agreement or the Note. Except as expressly provided in this Agreement, the Stock Purchase Agreement or the Note, Secured Party and its successors and assigns shall look solely to Shareholder’s interest in the Collateral now or at any time hereafter securing the payment and performance of the obligations of Shareholder under this Agreement, the Stock Purchase Agreement or the Note for the payment of any claim or for any performance in connection with this Agreement, the Stock Purchase Agreement or the Note.

MISCELLANEOUS PROVISIONS

Section 19 Notices. Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or 48 hours after deposit in the United States mail, postage fully prepaid, return receipt requested, addressed to the Shareholder at:

Lance Ayers

12830 Hillcrest Rd., Suite 111

Dallas, TX 75230-1547

addressed to the Secured Party at:

Noel Noel, Ltd.

Attn: James Hunter.

87 Station Road

Ashington, Northumberland NE63 8RS

United Kingdom

or at any other address as any party may, from time to time, designate by notice given in compliance with this section.

Section 20 Time. Time is of the essence of this Agreement.

Section 21 Waiver. Failure of either party at any time to require performance of any provision of this Agreement shall not limit the party’s right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself for any other provision.

Section 22 Assignment. Except as otherwise provided within this Agreement, neither party hereto may transfer or assign this Agreement without prior written consent of the other party, except Secured Party may assign his rights hereunder to an affiliate.

Section 23 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

Section 24 Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

Section 25 Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

Section 26 Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

Section 27 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

Section 28 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 29 Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

Section 30 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

Section 31 Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

Section 32 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Signed and effective as of April 14, 2009.

SHAREHOLDER

/s/ Lance Ayers
Lance Ayers

SECURED PARTY

Noel Noel, Ltd.

By:	/s/ James Hunter
James Hunter, President